Exhibit 99.1
News Release
JBT Marel Corporation
70 W. Madison
Suite 4400
Chicago, IL 60602

JBT Marel Corporation Reports Second Quarter 2025 Results

Second Quarter 2025 Highlights: (Results are from continuing operations)
◦Achieved quarterly orders of $938 million and quarter-ending backlog of $1.4 billion
◦Revenue totaled $935 million with more than half generated from recurring revenue
◦Income from continuing operations was $3 million, and adjusted EBITDA was $156 million
◦Realized $8 million in year-over-year synergy savings from integration efforts related to operating expense and supply chain
◦Re-establishing full year 2025 guidance

CHICAGO, August 4, 2025 - JBT Marel Corporation (NYSE and Nasdaq Iceland: JBTM), a leading global technology solutions provider to high-value segments of the food & beverage industry, today reported financial results for the second quarter of 2025.

"We are pleased with our second quarter results, which exceeded our guidance, reflecting our ability to navigate a dynamic operating environment and manage the integration of two global businesses," said Brian Deck, Chief Executive Officer. "Our outperformance was primarily driven by better than expected recurring revenue and favorable foreign exchange translation."

"We are re-establishing full year 2025 guidance given greater clarity around tariff policies and further supported by the strength of our backlog. We expect that second half 2025 margins will reflect the increased cost of tariffs and a higher mix of equipment revenue."

Comparisons in this news release are to the comparable period of the prior year, unless otherwise noted. An earnings presentation with supplemental information is available on the Company's Investor Relations website at https://ir.jbtc.com/events-and-presentations/.

JBT Marel Second Quarter 2025 Consolidated Results

"Our strong cash flow, which was supported by working capital management and customer deposits, allowed us to de-lever our balance sheet to just below 3.4x net debt to trailing twelve months pro forma adjusted EBITDA," said Matt Meister, Chief Financial Officer. "Our ability to quickly reduce leverage by over half a turn since the closing of the Marel transaction at the beginning of 2025 demonstrates the strength of the cash flow model of the combined business."

Second quarter 2025 consolidated revenue of $935 million included approximately $21 million in year-over-year foreign exchange translation benefit, which was approximately $8 million higher than expectations. Additionally, the Company exceeded its recurring revenue expectations by approximately $25 million. Net income from continuing operations of $3 million, representing a margin of 0.4 percent, included $58 million in acquisition related amortization and depreciation expense, $20 million in M&A related costs, an $11 million loss on investment related to an impairment charge from a joint-venture, and $6 million in restructuring related costs.

Second quarter 2025 consolidated adjusted EBITDA was $156 million, representing a margin of 16.7 percent. Diluted EPS was $0.07, and adjusted EPS was $1.49. Orders totaled $938 million, inclusive of approximately $22 million in year-over year tailwind from foreign exchange translation, and quarter-ending backlog was $1.4 billion.

Year to date operating cash flow from continuing operations was $137 million, and free cash flow was $106 million. As of June 30, 2025, the Company's bank leverage ratio was 2.8x, which includes the benefit of certain run rate synergies. As noted above, net debt to trailing twelve months pro forma adjusted EBITDA was just below 3.4x. Additionally, the Company's liquidity as of June 30, 2025, was approximately $1.3 billion.

JBT Marel Second Quarter 2025 Segment Results

	Three Months Ended June 30, 2025
In millions except margin	JBT	Marel
Segment revenue	$455	$480
Segment adjusted EBITDA	82	75
Segment adjusted EBITDA margin	18.0%	15.5%

Synergy Actions and Target Cost Savings

JBT Marel remains on track to deliver expected in-year realized synergy savings of $35 - $40 million and annualized run rate savings of $80 - $90 million exiting 2025. These anticipated synergy savings will be driven by the Company's integration efforts related to operating expense and supply chain.

For the second quarter of 2025, JBT Marel incurred $6 million in restructuring costs and $20 million in M&A related costs while realizing year-over-year savings of $5 million in operating expense and an additional $3 million in supply chain.

JBT Marel Outlook

JBT Marel is re-establishing full year 2025 guidance given greater clarity around tariff policies and the strength of its backlog. The guidance for the second half of 2025 reflects an additional $20 - $30 million in estimated net costs from tariffs, expected mix of equipment versus recurring revenue, continued realization of synergy benefits, updated net interest expense, and updated favorable foreign exchange translation impact.

The below table reflects JBT Marel's consolidated guidance for full year 2025.

Guidance
$ millions except EPS and margin	FY 2025
Revenue	$3,675 - $3,725
Income from continuing operations margin	(2.7%) - (1.7%)
Adjusted EBITDA margin(1)	15.25% - 16.0%
GAAP EPS	($1.90) - ($1.20)
Adjusted EPS(1)	$5.45 - $6.15

(1) Non-GAAP figure. Please see supplemental schedules for adjustments and reconciliations.

JBT Marel expects full year 2025 revenue will include an approximate $70 - $85 million year-over-year tailwind from foreign exchange translation.

For the full year 2025, JBT Marel expects to incur certain one-time and acquisition related costs, which are included in income from continuing operations margin and GAAP EPS guidance and excluded from adjusted EPS and adjusted EBITDA margin. These include approximately $25 million in restructuring costs; $105 million in M&A related costs; $195 million in acquisition related amortization and depreciation; $147 million in non-cash, pre-tax charges related to the final settlement of the U.S. pension plan, which occurred in the first quarter; $12 million in interest expense from M&A bridge financing fees and related costs, which was incurred in the first quarter; and $11 million in loss on investment from an impairment charge related to a joint-venture, which occurred in the second quarter.

For the full year 2025, net interest expense is anticipated to be $105 - $110 million, which includes $12 million in M&A bridge financing fees and related costs. Other income related to cross currency swaps on the Term Loan B is expected to be approximately $10 million.

Total depreciation and amortization is estimated to be approximately $285 million, including approximately $195 million in acquisition related amortization and depreciation. The tax rate included in GAAP EPS is expected to be approximately 11 - 12 percent. The tax rate included in adjusted EPS is expected to be approximately 24 - 25 percent.

Earnings Conference Call

A conference call is scheduled for 10:00 a.m. ET / 14:00 GMT on Tuesday, August 5, 2025, to discuss second quarter 2025 results. A simultaneous webcast and audio replay of the call will be available on the Company’s Investor Relations website at https://ir.jbtc.com/events-and-presentations/.

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About JBT Marel Corporation

JBT Marel Corporation (NYSE and Nasdaq Iceland: JBTM) is a leading global technology solutions provider to high-value segments of the food & beverage industry. JBT Marel brings together the complementary strengths of both the JBT and Marel organizations to transform the future of food. JBT Marel provides a unique and holistic solutions offering by designing, manufacturing, and servicing cutting-edge technology, systems, and software for a broad range of food and beverage end markets. JBT Marel aims to create better outcomes for customers by optimizing food yield and efficiency, improving food safety and quality, and enhancing uptime and proactive maintenance, all while reducing waste and resource use across the global food supply chain. JBT Marel operates sales, service, manufacturing and sourcing operations in more than 30 countries. For more information, please visit www.jbtmarel.com.

Non-GAAP Measures and Reconciliations to GAAP Measures

Adjusted EBITDA, adjusted EBITDA margin, adjusted EPS, and free cash flow are non-GAAP financial measures. JBT Marel provides non-GAAP financial measures in order to increase transparency in our operating results and trends. These non-GAAP measures eliminate certain costs or benefits from, or change the calculation of, a measure as calculated under U.S. GAAP. By eliminating these items, JBT Marel provides a more meaningful comparison of our ongoing operating results, consistent with how management evaluates performance. Management uses these non-GAAP measures in financial and operational evaluation, planning and forecasting. These calculations may differ from similarly-titled measures used by other companies. The non-GAAP financial measures disclosed are not intended to be used as a substitute for, nor should they be considered in isolation of, financial measures prepared in accordance with U.S. GAAP. Reconciliations of non-GAAP financial measures can be found in the supplemental schedules to this release.

Forward-Looking Statements

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond JBT Marel's ability to control. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by JBT Marel will be achieved. These forward-looking statements include, among others, statements relating to our business and our results of operations, including our outlook, the benefits or results of our acquisition of Marel hf. (the "Marel Transaction"), our strategic plans, our restructuring plans and expected cost savings from those plans and our liquidity. The factors that could cause our actual results to differ materially from expectations include, but are not limited, to the following factors: the inability to successfully integrate the legacy businesses of JBT and Marel, operationally, technologically, culturally or otherwise, in a manner that permits the combined company to achieve the benefits and synergies anticipated from the Marel Transaction on the anticipated timeline or at all; fluctuations in our financial results; changes to tariffs, trade regulation, quotas, or duties; deterioration of economic conditions, including impacts from supply chain delays and reduced material or component availability; unanticipated delays or accelerations in our sales cycles; inflationary pressures, including increases in energy, raw material, freight and labor costs; disruptions in the political, regulatory, economic and social conditions of the countries in which we conduct business; fluctuations in currency exchange rates and interest rates; changes in food consumption patterns; impacts of pandemic illnesses, food borne illnesses and diseases to various agricultural products; weather conditions and natural disasters; the impact of climate change and environmental protection initiatives; acts of terrorism or war, including the ongoing conflicts in Ukraine and the Middle East; termination or loss of major customer contracts and risks associated with fixed-price contracts, particularly during periods of high inflation; customer sourcing initiatives; competition and innovation in our industries; our ability to develop and introduce new or enhanced products and services and keep pace with technological developments; difficulty in developing, preserving and protecting our intellectual property or defending claims of infringement; catastrophic loss at any of our facilities and business continuity of our information systems; cyber-security risks such as network intrusion or ransomware schemes; loss of key management and other personnel; potential liability arising out of the installation or use of our systems; our ability to comply with U.S. and international laws governing our operations and industries; increases in tax liabilities; work stoppages; our ability to remediate the material weaknesses relating to the Marel financial statements; availability of and access to financial and other resources; and the factors described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K, our Quarterly Report on Form 10-Q for the three months ended March 31, 2025, and any future Quarterly Report on Form 10-Q. If one or more of those or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Consequently, actual events and results may vary significantly from those included in or contemplated or implied by our forward-looking statements. The forward-looking statements included in this release are made only as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statement made by us or on our behalf, whether as a result of new information, future developments, subsequent events or changes in circumstances or otherwise.

Investors & Media:

Marlee Spangler
JBTMarel.IR@jbtc.com
+1 (312) 861-5784

JBT MAREL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$934.8	$402.3	$1,788.9	$794.6
Cost of sales	600.6	259.1	1,162.2	511.1
Gross profit	334.2	143.2	626.7	283.5
Gross profit margin	35.8%	35.6%	35.0%	35.7%

Selling, general and administrative expense	250.4	110.4	532.1	214.1
Research and development	30.9	5.8	64.5	12.2
Restructuring expense	4.5	0.2	15.1	1.3
Operating income	48.4	26.8	15.0	55.9
Operating income margin	5.2%	6.7%	0.8%	7.0%

Pension expense, other than service cost	0.2	1.0	147.0	2.0
Loss on investment	10.6	—	10.6	—
Other (income)	(3.0)	—	(5.0)	—
Net interest expense (income)	29.0	(1.6)	70.0	(4.4)
Income (loss) from continuing operations before income taxes	11.6	27.4	(207.6)	58.3
Income tax provision (benefit)	7.9	(3.3)	(38.3)	4.8
Equity in net loss of unconsolidated affiliate	0.3	—	0.3	0.1
Income (loss) from continuing operations	3.4	30.7	(169.6)	53.4
Income from discontinued operations, net of taxes	—	—	—	0.1
Net income (loss)	$3.4	$30.7	$(169.6)	$53.5

Basic earnings per share
Income (loss) from continuing operations	$0.07	$0.96	$(3.27)	$1.67
Income from discontinued operations, net of taxes	—	—	—	—
Net income (loss)	$0.07	$0.96	$(3.27)	$1.67

Diluted earnings per share
Income (loss) from continuing operations	$0.07	$0.95	$(3.27)	$1.66
Income from discontinued operations, net of taxes	—	—	—	—
Net income (loss)	$0.07	$0.95	$(3.27)	$1.66

Weighted average shares outstanding
Basic	52.1	32.0	51.9	32.0
Diluted	52.2	32.2	51.9	32.2

Other business information from continuing operations:
Inbound orders	$937.7	$437.1	$1,853.8	$825.6
Orders backlog			$1,393.7	$697.2

JBT MAREL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE TO ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited and in millions, except per share data)

	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
Income (loss) from continuing operations	$3.4	$(173.0)	$(6.9)	$38.1	$30.7
Non-GAAP adjustments
Restructuring related costs(1)	5.6	10.6	0.3	(0.2)	0.2
M&A related costs(2)	20.0	74.4	53.3	12.9	14.5
Loss on investment	10.6	—	—	—	—
Amortization of bridge financing debt issuance cost	—	12.4	4.7	1.2	1.2
Acquisition related amortization and depreciation	58.3	41.7	11.4	11.0	11.1
Impact on tax provision from Non-GAAP adjustments(3)	(20.2)	(31.0)	(16.7)	(6.3)	(6.8)
Recognition of non-cash pension plan related settlement costs	—	146.9	23.3	—	—
Impact on tax provision from non-cash pension plan related settlement costs	—	(37.1)	(6.0)	—	—
Deferred tax benefit related to an internal reorganization	—	—	—	—	(8.8)
Discrete tax adjustment from M&A activity	—	5.4	—	—	—
Adjusted income from continuing operations	$77.7	$50.3	$63.4	$56.7	$42.1

Income (loss) from continuing operations	$3.4	$(173.0)	$(6.9)	$38.1	$30.7
Total shares and dilutive securities	52.2	51.7	32.2	32.2	32.2
Diluted earnings per share from continuing operations	$0.07	$(3.35)	$(0.21)	$1.18	$0.95

Adjusted income from continuing operations	$77.7	$50.3	$63.4	$56.7	$42.1
Total shares and dilutive securities	52.2	51.9	32.2	32.2	32.2
Adjusted diluted earnings per share from continuing operations	$1.49	$0.97	$1.97	$1.76	$1.31

(1) Costs incurred as a direct result of the restructuring program are excluded because they are not part of the ongoing operations of our underlying business.

(2) M&A related costs for the three months ended June 30, 2025, include advisory and transaction related costs for both potential and completed M&A transactions and strategy of $4.6 million, amortization of inventory step-up from business combinations of $9.3 million, and integration costs of $6.1 million. M&A related costs are excluded as they are generally short-term in nature and turn over quickly or are not part of the ongoing operations of our underlying business.

(3) Impact on tax provision was calculated using the enacted rate for the relevant jurisdiction for each period shown.

The above table reports adjusted income from continuing operations and adjusted diluted earnings per share from continuing operations, which are non-GAAP financial measures. We use these measures internally to make operating decisions and for the planning and forecasting of future periods, and therefore provide this information to investors because we believe it allows more meaningful period-to-period comparisons of our ongoing operating results, without the fluctuations in the amount of certain costs that do not reflect our underlying operating results.

JBT MAREL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA
(Unaudited and in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Income (loss) from continuing operations	$3.4	$30.7	$(169.6)	$53.4
Income tax provision (benefit)	7.9	(3.3)	(38.3)	4.8
Interest expense (income), net	29.0	(1.6)	70.0	(4.4)
Other financing (income) (1)	(3.0)	—	(5.0)	—
Loss on investment	10.6	—	10.6	—
Pension expense, other than service cost (2)	0.2	1.0	147.0	2.0
Restructuring related costs (3)	5.6	0.2	16.2	1.3
M&A related costs (4)	20.0	14.5	94.4	19.7
Depreciation and amortization (5)	82.5	22.2	143.1	44.3
Adjusted EBITDA from continuing operations	$156.2	$63.7	$268.4	$121.1

Total revenue	$934.8	$402.3	$1,788.9	$794.6
Income (loss) from continuing operations margin	0.4%	7.6%	(9.5)%	6.7%
Adjusted EBITDA margin	16.7%	15.8%	15.0%	15.2%

(1) Other financing income represents transaction gains from fair value hedges on our foreign currency denominated debt, and are considered non-operating as they relate to our cost of borrowing on this debt.

(2) Pension expense, other than service cost is excluded as it represents all non service-related pension expense, which consists of non-cash interest cost, expected return on plan assets, amortization of actuarial gains and losses, and settlement charges.

(3) Costs incurred as a direct result of the restructuring program are excluded because they are not part of the ongoing operations of our underlying business.

(4) M&A related costs for the three and six months ended June 30, 2025, respectively, include advisory and transaction related costs for both potential and completed M&A transactions and strategy of $4.6 million and $57.7 million, amortization of inventory step-up from business combinations of $9.3 million and $19.9 million, and integration costs of $6.1 million and $16.8 million. M&A related costs are excluded as they are generally short-term in nature and turn over quickly or are not part of the ongoing operations of our underlying business.

(5) Depreciation and amortization, including the acquisition related amortization and depreciation expense, is excluded to determine EBITDA.

The above table reports Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures. We use Adjusted EBITDA and Adjusted EBITDA margin internally to make operating decisions and believe that Adjusted EBITDA is useful to investors as a measure of the Company’s operational performance and a way to evaluate and compare operating performance against peers in the Company's industry.

JBT MAREL CORPORATION
SEGMENT RESULTS
(Unaudited and in millions)

	Three Months Ended June 30, 2025			Six Months Ended June 30, 2025
	JBT	Marel	Total	JBT	Marel	Total
Segment revenue	$454.6	$480.2	$934.8	$863.4	$925.5	$1,788.9
Segment adjusted EBITDA	$81.7	$74.5	$156.2	$142.4	$126.0	$268.4
Segment adjusted EBITDA margin	18.0%	15.5%	16.7%	16.5%	13.6%	15.0%

JBT MAREL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in millions)

	June 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$111.8	$1,228.4
Restricted cash	18.2	—
Trade receivables, net of allowances	542.2	335.1
Inventories	661.1	233.1
Other current assets	195.7	66.7
Total current assets	1,529.0	1,863.3
Property, plant and equipment, net	803.7	233.7
Goodwill	3,101.8	769.1
Intangible assets, net	2,571.0	340.9
Other assets	247.1	206.8
Total Assets	$8,252.6	$3,413.8

Liabilities and Stockholders' Equity
Short-term debt and current portion of long-term debt	$410.2	$—
Accounts payable, trade and other	288.9	131.0
Advance and progress payments	521.9	194.1
Other current liabilities	422.7	210.4
Total current liabilities	1,643.7	535.5
Long-term debt, less current portion	1,511.3	1,252.1
Accrued pension and other post-retirement benefits, less current portion	17.5	19.3
Other liabilities	705.2	62.7

Common stock and additional paid-in capital	2,731.8	232.8
Retained earnings	1,356.2	1,535.9
Accumulated other comprehensive loss	286.9	(224.5)
Total stockholders' equity	4,374.9	1,544.2
Total liabilities and stockholders' equity	$8,252.6	$3,413.8

JBT MAREL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in millions)

	Six Months Ended June 30,
	2025	2024
Cash flows from continuing operating activities
Net income (loss)	$(169.6)	$53.5
Less: Income from discontinued operations, net of taxes	—	0.1
Income (loss) from continuing operations	(169.6)	53.4

Adjustments to reconcile income to cash provided by operating activities
Depreciation and amortization	143.1	44.3
Stock-based compensation	9.3	7.8
Other	196.9	5.8

Changes in operating assets and liabilities
Trade accounts receivable, net	31.2	(29.8)
Inventories	(64.7)	(22.6)
Accounts payable, trade and other	14.3	2.7
Advance and progress payments	26.5	(16.8)
Other - assets and liabilities, net	(50.4)	(12.8)
Cash provided by continuing operating activities	136.6	32.0

Cash flows from continuing investing activities
Acquisitions, net of cash acquired	(1,746.0)	—
Proceeds from sale of AeroTech, net	(0.1)	(2.6)
Capital expenditures	(38.5)	(21.0)
Other	4.5	0.9
Cash required by continuing investing activities	(1,780.1)	(22.7)

Cash flows from continuing financing activities
Net payments for domestic credit facilities	(246.5)	—
Net proceeds from Term Loan B, net of debt issuance costs	888.1	—
Settlement of deal contingent hedge	(42.5)	—
Dividends	(10.5)	(6.4)
Other	(45.2)	(10.0)
Cash provided (required) by continuing financing activities	543.4	(16.4)

Net decrease in cash from continuing operations	(1,100.1)	(7.1)
Net cash required by discontinued operations	—	(0.1)
Effect of foreign exchange rate changes on cash and cash equivalents	1.7	(1.8)
Net decrease in cash, cash equivalents and restricted cash	(1,098.4)	(9.0)

Cash and cash equivalents from continuing operations, beginning of period	1,228.4	483.3
Add: Cash and cash equivalents from discontinued operations, beginning of period	—	—
Add: Net decrease in cash and cash equivalents	(1,098.4)	(9.0)
Less: Cash and cash equivalents from discontinued operations, end of period	—	—
Cash, cash equivalents and restricted cash from continuing operations, end of period	$130.0	$474.3

JBT MAREL CORPORATION
NON-GAAP FINANCIAL MEASURES
FREE CASH FLOW
(Unaudited and in millions)

	Six Months Ended June 30,
	2025	2024
Cash provided by continuing operating activities	$136.6	$32.0
Less: capital expenditures	38.5	21.0
Plus: proceeds from disposal of assets	4.5	0.9
Plus: pension contributions	3.2	1.6
Free cash flow (FCF)	$105.8	$13.5

The above table reports free cash flow, which is a non-GAAP financial measure. We use free cash flow internally as a key indicator of our liquidity and ability to service debt, invest in business combinations, and return money to shareholders and believe this information is useful to investors because it provides an understanding of the cash available to fund these initiatives. For free cash flow purposes, we consider contributions to pension plans to be more comparable to payment of debt, and therefore exclude these contributions from the calculation of free cash flow.

JBT MAREL CORPORATION
NET DEBT CALCULATION
(Unaudited and in millions)

	As of Quarter Ended			Change From
	Q2 2025	Q4 2024	Q2 2024	Prior Year-End	Prior Year
Total debt	$1,921.5	$1,252.1	$647.6	$669.4	$1,273.9
Less: cash and marketable securities	111.8	1,228.4	474.3	(1,116.6)	(362.5)
Net debt	$1,809.7	$23.7	$173.3	$1,786.0	$1,636.4

JBT MAREL CORPORATION
BANK TOTAL NET LEVERAGE RATIO CALCULATION
(Unaudited and in millions)

Q2 2025
Total debt	$1,921.5
Less: cash and marketable securities	111.8
Net debt	1,809.7
Other items considered debt under the credit agreement	37.3
Consolidated total indebtedness(1)	$1,847.0

Trailing twelve months adjusted EBITDA from continuing operations	442.2
Pro forma EBITDA of recent acquisitions(2)	90.9
Trailing twelve months pro forma adjusted EBITDA	533.1
Other adjustments net to earnings under the credit agreement	118.2
Consolidated EBITDA(1)	$651.3

Bank total net leverage ratio (Consolidated total indebtedness / Consolidated EBITDA)	2.84

Total net debt to trailing twelve months pro forma adjusted EBITDA	3.39

(1) As defined in the credit agreement.

(2) Pro forma EBITDA related to the acquisitions in the prior twelve months as defined in the credit agreement.

JBT MAREL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
TO ADJUSTED DILUTED EARNINGS PER SHARE GUIDANCE
(Unaudited and in cents)

Guidance
Full Year 2025
Diluted earnings per share from net income	($1.90) - ($1.20)
Non-GAAP adjustments:
Restructuring related costs(1)	0.48
M&A related costs(2)	2.01
Acquisition related amortization and depreciation(3)	3.75
Bridge financing fees and related costs(4)	0.24
Pension plan lump sum payment and termination(5)	2.82
Loss on investment(6)	0.21
Impact on tax provision from Non-GAAP adjustments(7)	(2.15)
Adjusted diluted earnings per share from net income	$5.45 - $6.15

JBT MAREL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA GUIDANCE
(Unaudited and in millions)
Guidance
Full Year 2025
(Loss) from continuing operations	($100) - ($65)
Income tax provision	($11) - ($9)
Pension expense, other than service cost (5)	~ $147
Interest expense, net	$110 - $105
Other financing income(8)	~ ($10)
Loss on investment(6)	~ $11
Restructuring related costs(1)	~ $25
M&A related costs(2)	~ $105
Depreciation and amortization	~ $285
Adjusted EBITDA from continuing operations	$560 - $595

Revenue	$3,675 - $3,725
(Loss) from continuing operations margin	(2.7%) - (1.7%)
Adjusted EBITDA margin	15.25% - 16.0%

(1) Restructuring related costs are estimated to be approximately $25 million for the full year 2025. The amount has been divided by our estimate of 52.2 million total shares and dilutive securities to derive earnings per share.

(2) M&A related costs are estimated to be approximately $105 million for the full year 2025, of which $20 million is related to amortization of inventory step up from business combinations, $27 million is related to integration costs, and $58 million is related to advisory and transaction related costs for both potential and completed M&A transactions and strategy. The amount has been divided by our estimate of 52.2 million total shares and dilutive securities to derive earnings per share.

(3) Acquisition related amortization and depreciation is expected to be approximately $195 million for the full year 2025. The amount has been divided by our estimate of 52.2 million total shares and dilutive securities to derive earnings per share.

(4) Bridge financing fees and related costs are estimated to be approximately $12 million for the full year 2025. The amount has been divided by our estimate of 52.2 million total shares and dilutive securities to derive earnings per share.

(5) Pension expense, other than service cost for the lump sum payment and termination of the pension plan is estimated to be approximately $147 million for the full year 2025. The amount has been divided by our estimate of 52.2 million total shares and dilutive securities to derive earnings per share.

(6) Loss on investment is estimated to be approximately $11 million for the full year 2025. This is an impairment loss from a joint-venture investment, which occurred in the second quarter. The amount has been divided by our estimate of 52.2 million total shares and dilutive securities to derive earnings per share.

(7) Impact on tax provision for 2025 tax provision on non-GAAP adjustments was calculated using a tax rate of approximately 24-25% based on a estimate of the tax rate of the country in which the non-GAAP adjustments are originating.

(8) Other financing income is estimated to be approximately $10 million for the full year 2025. The amount has been divided by our estimate of 52.2 million total shares and dilutive securities to derive earnings per share.